EXHIBIT 5.1

WICKERSHAM & MURPHY
 A PROFESSIONAL CORPORATION
ATTORNEYS AT LAW
430 CAMBRIDGE AVENUE, SUITE 100
PALO ALTO, CALIFORNIA 94306
TELEPHONE: (650) 323-6400
FAX: (650) 323-1108

May 18, 2012

S&W Seed Company
25552 South Butte Avenue
Five Points, CA 93624

Re: Securities Being Registered Under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for S&W Seed Company, a Nevada corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-3 (File No. 333-178481) (the "Registration Statement") under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "Securities Act"), the prospectus dated February 10, 2012 (the "Base Prospectus"), and the prospectus supplement dated May 18, 2012 relating to the issuance and sale by the Company of 1,000,000 shares of its common stock, $0.001 par value (the "Shares"), filed with the Commission pursuant to Rule 424(b) under the Securities Act (the "Prospectus Supplement"), pursuant to that certain Underwriting Agreement dated May 18, 2012, by and between the Company and Rodman & Renshaw, LLC, a copy of which is attached as Exhibit 1.1 to the Company's Current Report on Form 8-K filed with the Commission on May 18, 2012 (the "Underwriting Agreement").

In connection with this opinion, we have examined and relied upon certain documents and instruments including among others, the Registration Statement, the Prospectus and the Prospectus Supplement, the Underwriting Agreement, as well as the Company's Articles of Incorporation and Bylaws, each as in effect on the date hereof, and the originals or copies certified to our satisfaction of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinions expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares have been duly authorized and, when issued and sold by the Company in the manner described in the Registration Statement, the Prospectus and the Prospectus Supplement and in accordance with the Underwriting Agreement will be validly issued, fully paid and nonassessable.

The foregoing opinion is subject to the following:

This opinion is limited to matters governed by the Nevada Revised Statutes and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

The enforceability of any document, instrument or Security may be limited or affected by (i) bankruptcy, insolvency, reorganization, moratorium, liquidation, rearrangement, fraudulent transfer, fraudulent conveyance and other similar laws (including court decisions) now or hereafter in effect and affecting the rights and remedies of creditors generally or providing for the relief of debtors, (ii) the refusal of a particular court to grant equitable remedies, including without limitation specific performance and injunctive relief and (iii) general principles of equity (regardless of whether such remedies are sought in a proceeding in equity or at law).

We hereby consent to reference to our firm under the caption "Legal Matters" in the Prospectus and the Prospectus Supplement and to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "expert" as used in the Securities Act.

Very truly yours,

/s/ Wickersham & Murphy, P.C.

Wickersham & Murphy
a Professional Corporation